UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2018

DIFFUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1317 Carlton Avenue, Suite 200 Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

(434) 220-0718

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On January 22, 2018, Diffusion Pharmaceuticals Inc. (the “Company”) closed its previously announced underwritten public offering of 15,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and warrants to purchase 15,000,000 shares of Common Stock. At the closing, the Company also issued warrants to purchase an additional 1,970,625 shares of Common Stock pursuant to the underwriter’s partial exercise of its overallotment option. The shares of Common Stock and warrants were sold at a combined public offering price of $0.80 per share and warrant for total gross proceeds of approximately $12 million. The warrants have an exercise price of $0.80 per share and a term of five years from the date of issuance.

In addition, at the closing, the Company issued to designees of the underwriter of the offering, H.C. Wainwright & Co., LLC, warrants to purchase up to 750,000 shares of Common Stock. The underwriter’s warrants have an exercise price of $1.00, a term of five years from the date of issuance and otherwise substantially similar terms to the form of investor warrant. The foregoing description of the underwriter’s warrant is qualified in its entirety by reference to the underwriter’s warrant, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit Number	Description

4.1	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2018).

4.2	Form of Underwriter’s Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2018	DIFFUSION PHARMACEUTICALS INC.

	By:	/s/ David G. Kalergis
Name: David G. Kalergis
Title: Chief Executive Officer